Exhibit 99.2

VENTURE TRACK, INC.
FINANCIAL STATEMENTS
MARCH 31, 2016

Venture Track, Inc.
Table of Contents

Page

Balance Sheets (Unaudited)	1

Statements of Operations (Unaudited)	2

Statements of Cash Flows (Unaudited)	3

Notes to Financial Statements (Unaudited)	4 - 5

Venture Track, Inc.
BALANCE SHEETS
(UNAUDITED)

	March 31, 2016	December 31, 2015

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$77	$452
Prepaid	5,000	-

Total Current Assets	5,077	452

Intangible assets, net of accumulated amortization of $6,847 and $5,365, respectively	32,961	31,169

TOTAL ASSETS	$38,038	$31,621

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$3,000	$-
Advances from affiliate	1,005	-
Notes payable	3,000	-
Notes payable – related party	5,000	-

Total Current Liabilities	12,005	-

TOTAL LIABILITIES	12,005	-

STOCKHOLDERS’ EQUITY
Common stock, $0.00001 par value, 10,000,000 shares authorized, 3,025,000 and 1,625,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	30	16
Additional paid in capital	141,937	141,933
Accumulated deficit	(115,934)	(110,328)
Total Stockholders’ Equity	26,033	31,621

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,038	$31,621

The accompanying notes are an integral part of these financial statements.

1

Venture Track, Inc.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2016	2015
EXPENSES

General Administrative	$5,606	$5,343

TOTAL EXPENSES	5,606	5,343

Loss from operations	(5,606)	(5,343)

OTHER EXPENSES

Interest Expense	-	(3,000)

NET LOSS	$(5,606)	$(8,343)

NET LOSS PER SHARE:
BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC AND DILUTED	2,409,615	1,500,000

The accompanying notes are an integral part of these financial statements

2

Venture Track, Inc.
STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2016 and 2015
(UNAUDITED)

	March 31, 2016	March 31, 2015

CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss	$(5,606)	$(8,343)
Adjustments to reconcile net loss to cash used in operating activities:
Amortization	1,482	–
Changes in operating assets and liabilities
Prepaid	(5,000)	–
Accounts payable	3,000	–
Accrued expense	–	3,000

Net Cash Used in Operating Activities	(6,124)	(5,343)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	(3,256)	–

Net Cash Used in Investing Activities	(3,256)	–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	3,000	–
Proceeds from notes payable – related party	5,000	–
Advances from affiliate	1,005	4,898

Net Cash Provided by Financing Activities	9,005	4,898

NET CHANGE IN CASH	(375)	(445)

CASH – BEGINNING	452	518

CASH – ENDING	$77	$73

Supplemental Cash Flow Information:
Cash paid for:
Interest	$–	$–
Income taxes	$–	$–

Supplemental disclosures of non-cash transactions:
Common stock for intangible assets	$18	$–

The accompanying notes are an integral part of these financial statements

3

Venture Track, Inc.
Notes to the Financial Statements
March 31, 2016
(UNAUDITED)

Note 1 - Organization, Description of Business, and Basis of Accounting

Business Organization

The Company was incorporated as Songstress, Inc. on February 28, 2014. On May 13, 2015, the Company changed its name to Scoocher, Inc. On February 10, 2016, the Company changed its name to Venture Track, Inc. The Company built and launched a proprietary Content Monetization Engine that provides the music industry with a safe, simple and reliable platform to monetize new and existing content on the Internet.

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2015. These interim unaudited financial statements should be read in conjunction with those financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2016, are not necessarily indicative of the results that may be expected for the year ended December 31, 2016.

Note 2 - Going Concern Uncertainty

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. At March 31, 2016, the Company had accumulated losses of $115,934. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis. It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, no formal commitments or arrangements to advance or loan funds to the Company or repay any such advances or loans exist.

Note 3 - Related Party Transactions

The Company receives advances from an affiliate of the Company for operation expenses. These advances, which are due on demand, have an interest rate of 12% per annum and have no collateral. As of March 31, 2016, the Company has advances outstanding of $1,005.

On March 23, 2016, the Company entered into a promissory note agreement of $5,000 with a shareholder. The note payable, which is due on September 23, 2016, has an interest rate of 12% per annum and has no collateral. As of March 31, 2016, the Company has an outstanding balance of $5,000.

Note 4 - Notes Payable

On March 21, 2016, the Company entered into a promissory note agreement of $3,000. The note payable, which is due on September 21, 2016, has an interest rate of 12% per annum and has no collateral. As of March 31, 2016, the Company has an outstanding balance of $3,000.

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Venture Track, Inc.
Notes to the Financial Statements
March 31, 2016
(UNAUDITED)

Note 5 - Capital Stock

The Company has 10,000,000 common shares authorized at a par value of $0.00001. At March 31, 2016 and December 31, 2015, there were 3,025,000 shares issued and 1,625,000 outstanding, respectively. The Company has no other classes of shares authorized for issuance.

On February 9, 2016, the Company purchased from an affiliate of the Company, all rights, title and interest in and to the development of the apps and the business plan of Venture Track, in exchange for the issuance of 1,400,000 shares of Common Stock for a total value of $18.

Note 6 - Subsequent Events

On June 30, 2016, the Company entered into a Share Exchange Agreement with Source Financial, Inc., a Delaware corporation. Pursuant to the agreement, the Company agreed to exchange the outstanding common stock of Venture Track held by the Venture Track Shareholders for 3,089,360 shares of common stock and 4,500 shares of Series C Convertible Preferred Stock, par value $0.01 per share, of Source Financial, Inc. The 4,500 shares of Series C Preferred Stock are convertible into 6,893,100 shares of Source Financial’s common stock, at the rate of 1,531.80 per share.

As a result of the Share Exchange Agreement, Venture Track becomes a wholly owned subsidiary of the Source Financial, Inc. The share exchange is accounted for as a reverse merger with Venture Track being the accounting acquirer.

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